Exhibit 9(iv) under Form N-1A
                                        Exhibit 10 under Item 601/Reg. S-K

                               Exhibit A
                                  to

                  Exclusive Placement Agent Agreement

                    FEDERATED INVESTMENT PORTFOLIOS

                  Federated Investment Portfolios consists of the following portfolio effective as of the date set forth below and as adopted by the Board of Trustees on October 3, 1995.

         NAME                                        DATE

Bond Index Portfolio                        December 1, 1995

                               Exhibit B
                                  to

                  Exclusive Placement Agent Agreement

                    FEDERATED INVESTMENT PORTFOLIOS

                  Federated Investment Portfolios consists of the following portfolios, in addition to the portfolio listed on Exhibit A, effective as of the date set forth below and as adopted by the Board of Trustees on April 2, 1996.

     NAME                                                 DATE

Bond Portfolio                                       .........June 1, 1996
Connecticut Municipal Money Market Portfolio         June 1, 1996
Florida Municipal Money Market Portfolio             June 1, 1996
Max-Cap Portfolio                                    .........June 1, 1996
New Jersey Municipal Money Market Portfolio          June 1, 1996